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                                                                   EXHIBIT 10.14

              AMENDMENT TO REVOLVING LINE OF CREDIT LOAN AGREEMENT

         THIS AGREEMENT is made as of the 21st day of June 2002 by and between Vestin Group, Inc., a Delaware corporation, doing business in Nevada as Sunderland of Nevada (Borrower"), and Silver State Bank, a State-Chartered Bank ("Lender").

                                   WITNESSETH:

         WHEREAS, the parties executed a Revolving Line of Credit Loan Agreement dated June 16, 2000 (the "Loan Agreement), wherein Lender agreed to lend to Borrower certain funds on a revolving line of credit basis, not to exceed at any time the principal amount of $3,000,000.00, for the purpose of providing Borrower with revolving line of credit to meet its working capital requirements. The revolving line was increased by amendment to the note and loan agreement to $4,000,000.00 on June 21, 2001.

WHEREAS, at Borrower's request, Lender has agreed to advance certain additional sums to Borrower under the loan and otherwise amend the terms of the loan; and

         WHEREAS, it is appropriate to modify the Loan Agreement as hereinafter set forth:

         NOW, THEREFORE, for valuable consideration, Borrower and Lender agree as follows:

         1.       The maturity date shall be extended to June 15, 2003.

         2. The principal amount of the loan is hereby increased from $4,000,000.00 to $5,000,000.00 as the result of an increase in availability under the Loan evidenced by the Note in the amount of $1,000,000.00 (the "Increased loan amount").

         3. The first two (2) lines of Section A.1 of the Loan Agreement are amended to provide as follows:

                  "A.1 General. At any time prior to June 15, 2003, Lender shall make disbursements of the Loan (each a "Disbursement") from time to ......"

         4. The loans thirty day out of debt requirement is from June 15, 2002 to June 15, 2003.

         5. Except as hereby amended, the Loan Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Loan Agreement as of the date first above written.

                                         Vestin Group, Inc., a Delaware
                                         corporation (formerly known as
                                         Sunderland Corporation, a Delaware
                                         corporation, doing business in
                                         Nevada as Sunderland of Nevada)

                                         By: /s/ Stephen Byrne
                                            ------------------------
                                                 Stephen Byrne
                                                 COO